SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED AUGUST 28, 2006
(TO PROSPECTUS DATED AUGUST 28, 2006)

                                 $456,500,100
                                 (Approximate)

                                  CWABS, INC.
                                   Depositor

                        [LOGO OMITTED] Countrywide (R)
                        ------------------------------
                                  HOME LOANS
                              Sponsor and Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                CWABS Asset-Backed Certificates Trust 2006-SPS2
                                Issuing Entity

                  Asset-Backed Certificates, Series 2006-SPS2



         This Supplement revises the Prospectus Supplement dated August 28, 2006 to the Prospectus dated August 28, 2006 with respect to the above captioned series of certificates.


         On pages S-62 and S-63 of the Prospectus Supplement, the definition of Acceleration Limitation Interest Amount is hereby replaced with the following:

         The "Acceleration Limitation Interest Amount" for any Distribution Date is an amount equal to the product of (i) the excess (if any) of (x) the lesser of (a) One-Month LIBOR and (b) 9.680% over (y) 5.680%, (ii) an amount equal to the related Notional Balance for such Distribution Date, and (iii) the actual number of days in the related notional interest accrual period, divided by 360.




Countrywide Securities Corporation
                                       Credit Suisse
                                                           Merrill Lynch & Co.

               The date of this Supplement is September 1, 2006.